Exhibit 10.1

AMENDMENT TO SEVERANCE AND NON-COMPETITION AGREEMENT

This Amendment to Severance and Non-Competition Agreement (the “Amendment”) is made and entered into as of June 29, 2007 by and among Sterling Bancshares, Inc., a Texas corporation (“Bancshares”), Sterling Bank, a banking association chartered by the State of Texas and an indirect subsidiary of Bancshares (“Bank”), and Stephen C. Raffaele (the “Executive Officer”).

WHEREAS, Bancshares, Bank, and the Executive Officer are parties to that certain Severance and Non-Competition Agreement, effective June 1, 2004 (the “Agreement”);

WHEREAS, the Executive Officer has resigned from all officer and employment positions with the Bank, effective June 29, 2007; and

WHEREAS, in connection therewith, Bancshares, Bank, and the Executive Officer desire to amend the Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Bancshares, Bank, and the Executive Officer hereby agree as follows:

1. Section 3(a) of the Agreement is hereby deleted in its entirety.

2. Section 3(b) of the Agreement is hereby deleted in its entirety.

3. Section 3(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(c) request or induce any current customer, depositor or borrower of any Sterling Entity or any other person which has a business relationship with any Sterling Entity to curtail, cancel, or otherwise discontinue its business or relationship with any such Sterling Entity, provided, however, that this Agreement shall not prohibit any advertisement or general solicitation that is not specifically targeted at such customer, depositor or borrower of any Sterling Entity or any other person which has a business relationship with any Sterling Entity; or”

4. Section 6 of the Agreement is hereby amended and restated in its entirety to read as follows:

“6. Severance Obligations.

(a) On a date not later than the June 29, 2007 payroll date, Bank will make a one time payment of $450,000.00 to the Executive Officer’s direct deposit account through the payroll system with applicable taxes withheld.

(b) As defined in Bank’s current accounts payable policy, Bank will reimburse the Executive Officer for reasonable and customary business-related expenses incurred by the Executive Officer in the performance of his duties for Bank if such expenses are submitted in writing to Bank with supporting receipts within thirty (30) days following the Executive Officer’s separation of employment.

(c) Should the Executive Officer elect to purchase his Bank-owned automobile that he has been utilizing, Bank will transfer the title to the Executive Officer for $100.00. Such purchase must be made no later than the Executive Officer’s last day of active employment, and the Executive Officer will be subject to federal income tax withholding for imputed income of $11,780.

(d) Bank will allow the Executive Officer to keep his existing Blackberry and to retain his Bank cell phone number. The Executive Officer’s cell phone/Blackberry service will not be provided by Bank after June 29, 2007.”

5. Except as hereby expressly modified, all terms of the Agreement shall remain in full force and effect.

6. If the Agreement as amended is rendered or declared illegal or unenforceable by a court of competent jurisdiction, but would have been enforceable if the Amendment had not been entered into, Bancshares, Bank, and the Executive Officer hereby agree that the Amendment will be null, void and otherwise of no force and effect and that any payments made to the Executive Officer pursuant to the Agreement as amended shall be reimbursed to Bank by the Executive Officer.

[Signature page follows.]

IN WITNESS WHEREOF, this Amendment to Severance and Non-Competition Agreement is entered into as of the date first written above.

STERLING BANCSHARES, INC.

By:	/s/ J. Downey Bridgwater
J. Downey Bridgwater
President & Chief Executive Officer

EXECUTIVE OFFICER

/s/ Stephen C. Raffaele Stephen C. Raffaele
Chief Investment Officer